UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Class A Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 25, 2023, the Board of Directors (the “Board”) of FAT Brands Inc. (the “Company”) increased the size of the Board from eleven to twelve persons and appointed two new independent directors to fill the vacancies on the Board for a term expiring at the Company’s 2023 Annual Meeting of Stockholders. The new directors are Peter R. Feinstein and Matthew H. Green, who have also been appointed to the Audit Committee of the Board.

Mr. Feinstein is an experienced operator of restaurant and entertainment properties, including Fatburger, Sugar Factory, El Dorado Cantina, Country Star Restaurants and Sapphire Gentlemen’s Club. He is also a retired certified public accountant, having served in senior management and audit roles with Kenneth Leventhal & Co. and Fox & Co. Mr. Feinstein received a Bachelor of Science degree in Accounting from UCLA. Mr. Feinstein is a part owner of two Fatburger franchisees that own stores in Nevada which pay to the Company a standard royalty rate on net sales plus marketing fees, which amounted to an aggregate of $0.4 million in 2022 and $0.2 million in 2023 through the date of this report.

Mr. Green is an experienced finance professional based in London, over 30 years’ experience as a merchant banker, focused primarily on the real estate, infrastructure, and energy sectors for clients including private equity firms, pension funds, sovereign wealth funds and family offices. Mr. Green received a bachelors degree in business administration from the University of Washington.

Each of Messrs. Feinstein and Green will receive standard compensation from the Company for non-employee directors, consisting of annual cash compensation of $120,000 and an annual equity award of stock options to acquire 30,636 shares of Class A common stock of the Company vesting over three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2023

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer